CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM



To the Shareholders and
Board of Trustees of
Federated Income Securities Trust:

We consent to the
use of our reports
dated November 24, 2009,
 with respect to the financial
statements of the
 Federated Prudent
Global Income Fund,
a portfolio of the
Federated Income
Securities Trust,
as of September 30,
2009, incorporated
herein by reference
and to the
references to our
 firm under the headings
 "Financial Highlights"
 in the prospectuses and
"Independent Registered
Public Accounting Firm"
in the statements of additional information.

/s/ KPMG LLP
Boston, Massachusetts
November 24, 2009